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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of John H. Harland Company on Form S-8 of our report dated February 27, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting principles), appearing in the Annual Report on Form 10-K/A of John H. Harland Company for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP
Atlanta, Georgia
December 17, 2004